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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-A



                    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                AMAZON.COM, INC.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                Delaware                                 91-1646860
-----------------------------------------  -------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


     1516 Second Avenue, 4th Floor
          Seattle, Washington                               98101
-----------------------------------------  -------------------------------------
(Address of principal executive offices)                 (Zip Code)




If this Form relates to the            If this Form relates to the registration
registration of a class of debt        of a class of debt securities and is to
securities and is effective upon       become effective simultaneously with the
filing pursuant to General             effectiveness of a concurrent
Instruction A(c)(1) please check       registration statement under the
the following box.       [ ]           Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please check
                                       the following box.      [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           to be so Registered                   Each Class is to be Registered
           -------------------               -----------------------------------

                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.01 par value per share
                   ------------------------------------------
                                (Title of Class)




                                   Page 1 of 3
                             Exhibit Index on Page 3


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        For a description of the Common Stock being registered, reference is made to the section entitled "Description of Capital Stock" included in the Prospectus (the "Prospectus") dated April 21, 1996 contained in the Registrant's Registration Statement on Form S-1, File No. 333-23795, filed with the Securities and Exchange Commission on March 24, 1997, as amended (the "Registration Statement"). A copy of pages 44 and 45 of the Prospectus are attached as Exhibit 3 to this filing pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.        EXHIBITS

        The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.            Description
-------------------    -----------------------------------------------------------------------

       1               Restated Certificate of Incorporation of the Registrant.
                       (Incorporated by reference to Exhibit 3.1 to the Registration
                       Statement.)

       2               Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registration Statement.)

       3               Pages 44 and 45 of the Prospectus.


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                AMAZON.COM, INC.


                                /s/ Joy D. Covey
                                ------------------------------------------------
                                    Joy D. Covey
                                    Chief Financial Officer,
                                    Vice President of Finance
                                    and Administration, Treasurer and Secretary


Dated:  May 2, 1997




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
                                  EXHIBIT INDEX

Exhibit No.     Description                                                       Sequential
-----------     -----------                                                       Page No.
                                                                                  --------

       1        Restated Certificate of Incorporation of the Registrant.             --
                (Incorporated by reference to Exhibit 3.1 to the Registration
                Statement.)

       2        Bylaws of the Registrant.  (Incorporated by reference to             --
                Exhibit 3.2 to the Registration Statement.)

       3        Pages 44 and 45 of the Prospectus.                                  Filed
                                                                                  herewith


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